EXHIBIT 10.8

                    IPALCO ENTERPRISES, INC.
                     1990 STOCK OPTION PLAN


     1.  Purpose.  The purpose of the IPALCO Enterprises, Inc. 1990
Stock Option Plan (the "Plan") is to provide to certain officers
(including officers who are members of the Board of Directors) and other key executive employees of IPALCO Enterprises, Inc. (the "Corporation") and of any of the eighty percent (80%) or greater owned, direct or indirect, subsidiaries of the Corporation (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the management or operation of the business of the Corporation or a Subsidiary, a favorable opportunity to acquire Common Stock, without par value, of the Corporation ("Common Stock"), thereby providing them with an increased incentive to work for the success of the Corporation and the Subsidiaries and better enabling the Corporation and the Subsidiaries to attract and retain capable executive personnel.
     2. Administration of the Plan. The Plan shall be administered, construed and interpreted by those members of the Compensation Committee of the Board of Directors of the Corporation who are "disinterested persons" within the meaning of the definition of that term contained in Reg. Section 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") (such members shall be referred to as the "Committee"). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act
(a) at a meeting at which a majority of the members of the Committee is present, (b) unless prohibited by the Corporation's Articles of Incorporation or Bylaws, by simultaneous telephonic communication as authorized by IND. CODE Section 23-1-34-1, or (c) by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:
          (a) the individuals (the "Optionees") to whom options or successive options shall be granted under the Plan;
          (b)  the time when options shall be granted hereunder;
          (c) the number of shares of Common Stock of the Corporation to be covered under each option;
          (d) the option price to be paid upon the exercise of each option;
          (e) the period within which each option may be exercised;
          (f) the extent to which an option is an incentive stock option or a non-qualified stock option;
          (g) the extent to which stock appreciation rights shall be awarded in conjunction with an option; and
          (h) the terms and conditions of the respective agreements by which options and stock appreciation rights granted shall be evidenced.
The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.
     3. Eligibility. The Committee may, consistent with the purposes of the Plan, grant options to officers and other key employees of the Corporation or of a Subsidiary who in the opinion of the Committee are from time to time materially responsible for the management or operation of the business of the Corporation or of a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in Section 425 (d) of the Internal Revenue Code of 1986, as amended (the "Code")) shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the option and such incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. Subject to the provisions of
Section 4 hereof, an individual who has been granted an option under the Plan, if he is otherwise eligible, may be granted an additional option or options if the Committee shall so determine.
     4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan, one million (1,000,000) shares of the Corporation's Common Stock which may be authorized but unissued shares of the Corporation. Subject to Section 7 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.
     5. Terms of Option. Each option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:
          (a) Option Price. The price to be paid for shares of Common Stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in the case of an incentive stock option in no event shall be less than the fair market value, as determined by the Committee consistent with the requirements of Section 422A of the Code, of such Common Stock on the date on which such option is granted.
          (b) Period For Exercise of Option. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time such option is granted, but such period in no event shall exceed ten (10) years and one day from the date on which such option is granted; provided, however, that incentive stock options shall have terms not in excess of ten (10) years; provided, further, that no option shall be exercisable prior to the date on which the Plan is approved by the shareholders of the Corporation as required by Section 422A of the Code.
          (c) Exercise of Options. The option price of each share of Common Stock purchased upon exercise of an option shall be paid in full (1) in cash at the time of such exercise, (2) if the Optionee may do so without violating Section
     16(b) of the 1934 Act and subject to approval by the Committee, by delivering a properly executed exercise note together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Corporation or any of its Subsidiaries, as specified in such notice, or (3) subject to the approval of the Committee, by tendering to the Corporation whole shares of Common Stock owned by him or any combination of whole shares of Common Stock owned by him and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised.
     For this purpose, the fair market value of the shares tendered by the Optionee shall be computed as of the exercise date in such manner as determined by the Committee, consistent with the requirements of Section 422A of the Code. The Committee shall have the authority to grant options exercisable in full at any time during their term, or exercisable in such quotas as the Committee shall determine.
     An option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option (including, without limitation, any quotas with respect to option exercise) or the Plan.
          (d) Termination of Option. If an Optionee ceases to be an employee of the Corporation or one of the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee ceases to be an employee of the Corporation or one of the Subsidiaries by reason of permanent and total disability
     (within the meaning of Section 105(d)(4) of the Code), any option granted to him may be exercised by him in whole or in part within one (1) year after the date of his termination of employment by reason of such disability whether or not the option was otherwise exercisable at the date of such termination of employment. If an Optionee ceases to be an employee of the Corporation or one of the Subsidiaries by reason of retirement, any option granted to him may be exercised by him in whole or in part during the period fixed by the Committee under subsection (b) of this Section 5, provided that the option was otherwise exercisable at the date of such termination of employment. The term
     "retirement" as used herein means an Optionee's termination of employment on or after meeting the requirements for early or normal retirement benefits under any then existing
     Indianapolis Power & Light Company pension plan. In the event of the death of an Optionee while in the employ of the Corporation or the Subsidiaries or within one (1) year after the termination of his employment by reason of retirement or permanent and total disability (within the meaning of Section
     105(d)(4) of the Code), any option granted to him may be exercised in whole or in part at any time after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term as fixed by the Committee, whether or not the option was otherwise exercisable at the date of his death. Notwithstanding the foregoing provisions of this subsection (d), no option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above. An option shall also terminate if this Plan is not approved by the shareholders of the Corporation within the requisite time period set forth in Section 422A of the Code.
          (e) Nontransferability of Option. An Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by him.
          (f)  Investment Representations.  Unless the shares of
     Common Stock subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries).
     Any shares issued pursuant to an exercise of an option may, but need not, bear a legend evidencing such representations and restrictions. In addition, if the options and shares of Common Stock issued pursuant to this Plan are issued in reliance upon Rule 147, promulgated under the Securities Act of 1933, as amended, the written representations required by such rule shall be obtained from the Optionees prior to or at the time they are granted options, any and all legends required by Rule 147 shall be set forth on the certificates representing shares of Common Stock issued pursuant to the exercise of such options, and stop transfer instructions shall be issued to the Corporation's recordkeeping transfer agent with respect to such shares.
          (g) Maximum Incentive Stock Options. The aggregate fair market value (determined as of the time the option is granted) of Common Stock subject to incentive stock options that are exercisable for the first time by an employee during any calendar year under the Plan or any other plan of the Corporation or any Subsidiary shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of Section 422A of the Code. If the immediate exercisability of incentive stock options arising from the death or permanent and total disability of an Optionee pursuant to Section 5(d) above or arising from any change of control of the Corporation would cause this $100,000 limitation to be exceeded for an Optionee, the Committee shall convert as of the date on which such incentive stock options become exercisable all or a portion of the outstanding incentive stock options held by such Optionee to non-qualified stock options to the extent necessary to comply with the $100,000 limitation.
          (h) Agreement. Each option shall be evidenced by an agreement between the Optionee and the Corporation which shall provide, among other things, that, with respect to incentive stock options, the Optionees shall advise the Corporation immediately upon any sale or transfer of the shares of Common Stock received upon exercise of the option to the extent such sale or transfer takes place prior to the later of (a) two (2) years from the date of grant or (b) one
     (1) year from the date of exercise.
          (i) Tax Benefit. The Committee may, in its sole discretion, include a provision in any non-qualified stock option agreement that provides for an additional cash payment from the Corporation to the grantee of such non-qualified option as soon as practicable after the exercise date of such non-qualified stock option equal to all or a portion of the tax benefit to be received by the Corporation attributable to its federal income tax deduction resulting from the exercise of such non-qualified stock option.
          (j) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An
     Optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.
          (k)  No Right to Continued Service.  Nothing in this
     Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of the Corporation or its Subsidiaries or affect any rights of the Corporation, a Subsidiary, or the shareholders of the Corporation may have to terminate his service at any time.
          (l)  Incentive Stock Options and Non-Qualified Stock
     Options. Options granted under the Plan may be incentive stock options under Section 422A of the Code or non-qualified stock options. All options granted hereunder shall be clearly identified as either incentive stock options or non-qualified stock options. In no event shall the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in this Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person; provided, however, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other.
     6. Stock Appreciation Rights. The Committee may, in the event it determines it to be necessary or desirable to create a reasonable opportunity for an Optionee to acquire an increased ownership interest in the Corporation, award a stock appreciation right in conjunction with either an incentive stock option or a non-qualified stock option. Under a stock appreciation right, the Optionee may surrender all or a part of a stock option and receive in exchange payment of no more than 100% of the excess of the market price of the Common Stock subject to the option over the exercise price of the option. The award of a stock appreciation right shall be evidenced by an agreement between the Corporation and the Optionee, the provisions of which shall be determined by the Committee in accordance with the provisions of the Plan.
     A stock appreciation right may be exercisable at any date with respect to no more than the number of shares for which the related stock option is exercisable. A stock appreciation right may be exercisable only when the per share fair market value (as determined in accordance with Section 5(a) hereof) of the Common Stock subject to the related option exceeds the per share exercise price of the option. Each stock appreciation right shall terminate no later than the termination date of the related stock option, and is transferable only with and to the extent that the related stock option is transferable.
     With respect to grantees subject to the insider trading restrictions of Section 16(b) of the 1934 Act, stock appreciation rights may be exercised for total or partial cash payment only during the period extending from the third (3rd) business day through the twelfth (12th) business day following publication of the Corporation's quarterly or annual financial statements and only if the Corporation has been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least one (1) year prior to such exercise and shall have filed all reports and statements required to be filed under Section 13(a) of the 1934 Act during that year.
     The Committee may limit the payment on exercise of a stock appreciation right to less than 100% of the increase in value, as aforesaid, or it may set a maximum dollar amount of payment not to exceed 100% of the increase in value. Payment may be made in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. Notwithstanding any other provision in the Plan to the contrary, the Committee shall have the sole discretion either to (a) determine the form in which payment for the stock appreciation right will be made (i.e., cash, shares of Common Stock or a combination thereof), or (b) to consent to or disapprove the election of the Optionee to receive cash in full or partial settlement of the stock appreciation right. Such consent or disapproval must be given within seven (7) calendar days after the date on which the Optionee initially elects the form of payment. Upon exercise of a stock appreciation right respecting a given number of shares subject to the option, the right to exercise the related stock option respecting such shares shall automatically terminate.
     To the extent that stock appreciation rights shall be exercised, the incentive stock or non-qualified stock option with respect to which the stock appreciation rights have been granted shall be deemed to have terminated for a reason other than the exercise thereof for the purpose of the limitation on the aggregate number of shares reserved under
Section 4 of this Plan.
     7. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any determination of the Committee hereunder shall be conclusive.
     8. Tax Withholding. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the Optionee or his or her legal representative to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.
     9. Amendment. The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of his option, except that without the approval of the Corporation's shareholders:
          (a) the number of shares of Common Stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 7 hereof;
          (b) the period during which an option may be exercised may not be extended beyond ten (10) years and one (1) day from the date on which such option was granted;
          (c) the class of employees to whom options may be granted under the Plan shall not be modified materially; and
          (d) the benefits accruing to Optionees under the Plan shall not be increased materially within the meaning of Reg.
     Section 16b-3(a)(2)(ii)(A) promulgated under the 1934 Act if Rule
     16b-3 requires shareholder approval of amendments effecting such increases.
     No amendment of the Plan, however, may, without the consent of the Optionees, make any changes in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such Optionees.
     10. Termination. The Board of Directors of the Corporation may terminate the Plan at any time and no option shall be granted thereafter. Such termination, however, shall not affect the validity of any option theretofore granted under the Plan. In any event, no incentive stock option may be granted after the conclusion of a ten (10) year period commencing on the date the Plan is adopted or, if earlier, the date the Plan is approved by the Corporation's shareholders.
     11. Successors. The Plan shall be binding upon the successors and assigns of the Corporation.
     12. Governing Law. The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.
     13. Government and Other Regulations. The obligations of the Corporation to issue or transfer and deliver shares under options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.
     14. Effective Date. The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors; provided, however, that the granting of any options under the Plan is conditional upon the approval of the Plan by the Corporation's shareholders within twelve (12) months after the adoption of the Plan by the Corporation's
Board of Directors and the options granted pursuant to the Plan may not be exercised until the Board of Directors of the Corporation has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met; provided, further, that if shareholder approval does not occur within the required twelve (12) month period, the Plan and all outstanding options and any related stock appreciation rights shall be deemed terminated.